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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

 INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


Check the appropriate box:
 |X| Preliminary Information Statement
 |_| Confidential, for Use of the Commission Only (as permitted by
     Rule 14c-5(d)(2))
 |_| Definitive Information Statement


                             PHOENIX INTERESTS, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
 |X|   No fee required.

 |_| Fee computed on table below per Exchange Act Rules l4c-5(g) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

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     (2)   Aggregate number of securities to which transaction applies:

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     (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

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     (4)   Proposed maximum aggregate value of transaction:

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     (5)   Total fee paid:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the |_| offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



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                             PHOENIX INTERESTS, INC.
                               334 RIVERBEND DRIVE
                                LUDLOW, KY 41016




                 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT



TO ALL STOCKHOLDERS OF PHOENIX INTERESTS, INC.:

           The purpose of this letter is to inform you that holders of shares representing a majority of our voting power have approved the following action without a meeting of stockholders in accordance with Section 78.315 of the Nevada Revised Statutes:

          The approval of an amendment to our articles of incorporation to effect an increased in our authorized shares of common stock from 31,250,000 to 5,000,000,000. The action will become effective on the 20th day after the definitive Information Statement is mailed to our stockholders.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our voting power satisfies all applicable shareholder voting requirements, we are not asking you for a proxy; please do not send us one.

     The accompanying information statement is for information purposes only. Please read it carefully.

June __, 2009





                    By Order of the Board of Directors



                    /s/ James D. Tilton, Jr.
                    -----------------------------------
                    James D. Tilton, Jr.
                    President






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                             PHOENIX INTERESTS, INC.
                               334 RIVERBEND DRIVE
                                LUDLOW, KY 41016

                              INFORMATION STATEMENT

                    ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

           This information statement is being mailed on or about June __, 2009, to the shareholders of record of Phoenix Interests, Inc. (the "Company", "we", "us", or "our"). This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our shareholders of corporate action by shareholders without a meeting, as required by the Nevada Revised Statutes.

           This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our common stock (including shares that vote with our common stock, namely outstanding shares of our Class A preferred stock) have adopted, by written consent, resolutions approving an amendment to our articles of incorporation to increase our authorized shares of common stock from 31,250,000 to 5,000,000,000.

           Our company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

           Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

                                VOTING SECURITIES

          As of the close of business on June 11, 2009, we had 31,250,000 shares of common stock authorized, of which 15,846,320 shares were outstanding, and 20,000,000 shares of preferred stock authorized, of which 24,939 shares were outstanding, specifically 5,000 shares of Class A preferred stock authorized, of which 2,656 shares were outstanding, 100,000 shares of Series B preferred stock, none of which were outstanding, 12,000,000 shares of Series C preferred stock authorized, of which 5,000 shares were outstanding, 25,000 shares of Series D preferred stock authorized, of which 11,575 shares were outstanding, and 25,000 shares of Series E preferred stock authorized, of which 5,708 shares were outstanding. Each outstanding share of common stock is entitled to one vote per share; each share of Series A preferred stock votes with our common stock on an as-converted basis; shares of Series C preferred stock are not entitled to vote; and each share of Series D preferred stock and Series E preferred stock votes with our common stock on the basis of one vote per share. We have obtained written consents approving the amendment to our articles of incorporation from shareholders holding approximately 59% of the voting power of our common stock and those shares of our preferred stock that vote with our common stock.


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  AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF
                                  COMMON STOCK

         The Company's Board of Directors and shareholders have approved an amendment to the Company's Articles of Incorporation, to increase the number of authorized shares of the Company's common stock, par value $0.001 ("Common Stock") from 31,250,000 to 5,000,000,000. There are 15,846,4320 shares of Common
Stock issued and outstanding as of June 11, 2009. The Board believes that the increase in authorized common shares will provide the Company greater flexibility with respect to the Company's capital structure for purposes including additional equity financings and stock based acquisitions. The Company will file the amendment approximately but not less than 20 days following the mailing of the definitive information statement to shareholders.

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

         As noted above, as of June 11, 2009, a total of 15,846,320 shares of the Company's currently authorized 31,250,000 shares of Common Stock are outstanding. The increase in the number of authorized but unissued shares of Common Stock will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

         The increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company that may dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the amendment was not proposed with the intent that it be utilized as a type of anti- takeover device.

         Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

         There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which will be authorized under the amendment.

         The amendment to the articles of incorporation to increase the authorized Common Stock is set forth in Annex A.

                         DISSENTERS' RIGHT OF APPRAISAL

           Under Nevada law and our certificate of incorporation and bylaws, no shareholder has any right to dissent to the amendment to our articles of incorporation to increase our authorized shares of common stock from 31,250,000 to 5,000,000,000.


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             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

           Except in their capacity as shareholders, none of our officers, directors, or any of their respective affiliates has any interest in the amendment to our articles of incorporation to increase our authorized shares of common stock from 31,250,000 to 5,000,000,000.

                       WHERE YOU CAN FIND MORE INFORMATION

           We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F. Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.


By Order of the Board of Directors
                                                  /s/ James D. Tilton, Jr.
                                                  President
June __ , 2009




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                                     Annex A

              Certificate of Amendment to Articles of Incorporation

                         For Nevada Profit Corporations

1. Name of corporation: Phoenix Interests, Inc.

2. The articles have been amended as follows (provide article numbers, if available): The first paragraph of Article III is deleted and replaced in its entirety with the following:

"The total number of shares of Common Stock that the corporation will have the authority to issue is Five Billion (5,000,000,000) shares. The shares will have a par value of $0.001 per share. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 59%

4. Effective date of filing (optional):

5. Officer Signature (required):

                          /S/JAMES D. TILTON
                          ------------------------------------------------------
                          James D. Tilton, President and Chief Executive Officer


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